BlackRock Liquidity Funds: Fed Fund

File Number:

CIK Number:

For the Period Ended:
10/31/2007
            Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period May 1, 2007 through October 31, 2007.


PURCHASES (IN THOUSANDS)
     TRANSACTION   FACE AMOUNT   SECURITY DESCRIPTION  RATE  DUE
     DATE                                                    DATE
BUY  07/03/07      $100,000      TRI-PARTY MERRILL     5.10  07/05/07
                                 LYNCH & CO., INC
BUY  07/16/07      $3,765        FHLB                  5.15  07/17/07
BUY  08/31/07      $216,000      TRI-PARTY MERRILL     5.14  09/04/07
                                 LYNCH & CO., INC
BUY  09/21/07      $1,813        FFCB                  4.50  09/24/07
BUY  09/24/07      $1,134        FHLB                  4.55  09/25/07
BUY  10/01/07      $12,587       FFCB                  4.50  10/02/07
BUY  10/09/07      $16,886       FFCB                  4.68  10/10/07
BUY  10/10/07      $10,623       FFCB                  4.72  10/11/07
BUY  10/24/07      $6,087        FFCB                  4.45  10/25/07
BUY  10/25/07      $5,322        FFCB                  4.40  10/26/07
BUY  10/26/07      $2,312        FFCB                  4.40  10/29/07
BUY  10/29/07      $8,553        FFCB                  4.48  10/30/07
BUY  10/30/07      $200,000      TRI-PARTY MERRILL     4.93  10/31/07
                                 LYNCH & CO., INC
BUY   10/31/07     $8,671        FFCB                  4.40  11/01/07